Exhibit 99.1

PQ GROUP HOLDINGS NAMES INDUSTRIAL VETERAN BELGACEM CHARIAG CHIEF EXECUTIVE OFFICER

Jim Gentilcore to Become Executive Chairman of the Board

MALVERN, PA, August 9, 2018 — PQ Group Holdings Inc. (NYSE: PQG) (“PQ” or the “Company”), a leading, integrated global provider of specialty catalysts, materials, chemicals and services, today announced that its Board of Directors has appointed Belgacem Chariag, 55, as President and Chief Executive Officer, effective immediately. He will also become a member of PQ’s Board of Directors. Mr. Chariag succeeds Jim Gentilcore, 66, following Mr. Gentilcore’s successful tenure as President and Chief Executive Officer during which he led the Company’s initial public offering. Mr. Gentilcore will remain on PQ’s Board as Executive Chairman.

Mr. Chariag has led a distinguished career marked by nearly three decades of experience in the industrial sector. He most recently served as Chief Global Operations Officer at Baker Hughes, a GE Company, after Baker Hughes’ merger with GE Oil & Gas, until January 2018. Prior to that, Mr. Chariag served as President, Global Products and Services for Baker Hughes. He also previously served as President of Baker Hughes Eastern Hemisphere Operations after initially joining the company as Vice President.

“We are honored and proud to have attracted an executive of Belgacem’s caliber to lead PQ. He is a rare talent with proven expertise driving innovation, growth, and strong financial performance at market-leading global industrial technology companies,” said Greg Brenneman, member of the Board of Directors of PQ. “As a member of the board of Baker Hughes and, now, Baker Hughes GE, I’ve witnessed firsthand Belgacem’s business acumen and leadership abilities. He is taking the reins from an outstanding CEO in Jim, who we are pleased will serve as Executive Chairman to assist with Belgacem’s transition into the Company. We are confident that Belgacem is the right successor to continue executing our strategic plans.”

“I’m thrilled to have been appointed PQ’s next CEO and look forward to working with the Company’s management team and talented employees to continue innovating and capturing growth from multiple drivers,” said Mr. Chariag. “Since its inception, PQ has been at the forefront of customer-centric innovation, and I am excited to join an organization with such a strong foundation that makes it well-positioned for the future.”

Mr. Gentilcore said, “The last few years have been an exciting time at PQ, as we successfully launched our new innovation process, built our diverse global talent base, and took the Company public. Belgacem is a talented leader with a track record of driving operational excellence, and I look forward to working with him as we write the next chapter in our Company’s rich history and aim to deliver on our commitments to our customers, shareholders, employees and communities.”

Prior to joining Baker Hughes in 2009, Mr. Chariag held a variety of leadership and management roles for Schlumberger, including serving as Vice President of Health, Safety, Environment, and Security. He earned a Bachelor of Science degree in petroleum engineering from the University of Texas and a Master of Business Administration degree in global energy from the University of Calgary Haskayne School of Business.

ABOUT PQ GROUP HOLDINGS INC.

PQ Group Holdings Inc. is an integrated, global provider of specialty catalysts, materials, chemicals and services. Our environmental catalysts and services business is a leading global innovator and producer of catalysts for the refinery, emissions control, and petrochemical industries and is also a leading provider of catalyst recycling services to the North American refining industry. Our performance materials and chemicals business is a silicates and specialty materials producer with leading supply positions for the majority of our products sold in North America, Europe, South America, Australia and Asia (excluding China), serving diverse and growing end uses such as personal and industrial cleaning products, fuel efficient tires, surface coatings, and food and beverage products.

Forward Looking Statements

Certain statements in this press release are forward-looking statements. Such statements involve a number of risks, uncertainties and other factors which could cause actual results to differ materially.

Contacts

Investors:

Nahla A. Azmy

(610) 651-4561

Nahla.Azmy@pqcorp.com

Or

Media:

Andrew Cole/Brooke Gordon/Hayley Cook

(212) 687-8080